EXHIBIT 23

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2005



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements pertaining to the Peoples Bancorp Inc. Retirement Savings Plan (Form S-8,No.33-1803 and No. 333-108383), the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-67878), the 1995 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-59569), the Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (Form S-8, No. 333-43629), the 1998 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 333-62935), the 2002 Stock Option Plan of Peoples Bancorp Inc. (Form S-8 No. 333-86246), the Peoples Bancorp Inc. Dividend Reinvestment Plan (Form S-3, No. 33-54003), the Registration Statement (Form S-3 No. 333-116683), and the Post-Effective Amendment No. 2 to the Peoples Bancorp Inc. Dividend Reinvestment Plan (Form S-3/A, No. 33-54003) of our reports dated March 10, 2006, with respect to the consolidated financial statements of Peoples Bancorp Inc., Peoples Bancorp Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peoples Bancorp Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.


                                                /s/ Ernst & Young LLP

Charleston, West Virginia
March 10, 2006